UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report:  February 24, 2017

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

1252 Borregas Avenue, Sunnyvale, California 94089
(Address of principal executive offices, including zip code)

(408) 636-4500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 24, 2017, the Board of Directors (the “Board”) of eGain Corporation (the “Company”) appointed Christine Russell as a director. Ms. Russell’s appointment was made upon the recommendation of the Nominating Committee of the Board. Ms. Russell was appointed to the Audit Committee of the Board.

Ms. Russell, 67, has served as the Chief Financial Officer of UniPixel, a high-tech engineered film company whose products include touch-screen films, since May 2015. Since 2005, Ms. Russell has served on the board of Quicklogic Corporation, including as its audit committee chairman since 2006. From May 2014 to March 2015, she served as CFO of Vendavo, Inc., a pricing optimization enterprise software company, which was sold in late 2014 to a private equity firm. From May 2009 to October 2013, Ms. Russell was Chief Financial Officer of Evans Analytical Group, (EAG), a leading global provider of materials characterization and microelectronic failure analysis and “release to production” services. From June 2006 to April 2009, Ms. Russell was with Virage Logic Corporation, a provider of advanced intellectual property for the design of integrated circuits, where she served as Execuitve Vice President of Business Development from September 2008 and as Chief Financial Officer from June 2006 to September 2008. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a database archiving and data lifecycle management company, from May 2005 to February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief Financial Officer of Ceva, Inc. a company specializing in semiconductor intellectual property offering digital signal processing cores and software. From October 1997 to October 2003, Ms. Russell served as Chief Financial Officer of Persistence Software, Inc., a company offering application server technology for major financial institutions and enterprises. Prior to 1997, Ms. Russell served in various senior financial management positions with a variety of technology companies. Ms. Russell holds a B.A. degree and M.B.A. degree from the University of Santa Clara. Ms. Russell brings to the Company’s Board public company board experience and extensive experience in corporate finance, accounting and operations, including as a public company audit chair and CFO.

In connection with her appointment, Ms. Russell is entitled to enter into the Company’s standard form indemnification agreement, and will be entitled to receive the same equity compensation paid by the Company to its non-employee directors, as described in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders filed on October 3, 2016. As her initial equity award, on February 24, 2017, the Board granted Ms. Russell an option to purchase 50,000 shares of the Company’s common stock, exercisable at $1.80 per share, that vests monthly over four years. Ms. Russell will also be entitled to receive a $50,000 annual fee for her service on the Board, paid quarterly.

(b)

On February 24, 2017, David S. Scott resigned as a director of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2017	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 28, 2017.